UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SILVERSUN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 28, 2024, Jacobs Private Equity II, LLC (“JPE”) issued the following press release.

Ihsan Essaid Appointed Chief Financial Officer of QXO

GREENWICH, Conn. — May 28, 2024 — Jacobs Private Equity II, LLC (“JPE”), led by Brad Jacobs, today announced the appointment of Ihsan Essaid as incoming chief financial officer of QXO, Inc., the publicly traded company Jacobs intends to lead in the $800 billion building products distribution industry.

Brad Jacobs, incoming chairman and chief executive officer of QXO, said, “Ihsan is a heavy hitter in the M&A world with an exceptional track record. I’m very pleased he’ll be leading QXO’s finance team.”

Essaid’s more than three decades in global investment banking have centered on providing critical advisory services for large M&A and capital markets transactions. He joins QXO from Barclays, where he most recently served as global head of M&A, following roles as co-head of global M&A and co-head of Americas M&A. Since joining Barclays in 2021, he has advised on more than $50 billion of transactions across a range of sectors. Previously, Essaid was a managing director of media and telecom M&A with Credit Suisse from 2015 to 2021, and a partner with Perella Weinberg Partners from 2008 to 2015. He holds an MBA degree in finance from Columbia Business School and a bachelor’s degree in mathematics from Hobart and William Smith Colleges.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others, uncertainties as to the completion of the equity investment (the “Equity Investment”) contemplated by the Amended and Restated Investment Agreement by and among SilverSun Technologies, Inc. (to be renamed QXO, Inc.) (“SilverSun”), JPE and the other investors party thereto, dated April 14, 2024 (the “Investment Agreement”) and the other transactions contemplated by the Investment Agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays.

Forward-looking statements herein speak only as of the date each statement is made. Neither JPE nor SilverSun nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Additional Information and Where to Find It

In connection with the Equity Investment, SilverSun filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A, dated April 30, 2024 (the “Definitive Proxy Statement”). SilverSun commenced mailing the Definitive Proxy Statement and a form of proxy card to its stockholders on or about April 30, 2024. SilverSun may also file other relevant documents with the SEC regarding the Equity Investment. SILVERSUN’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED EQUITY INVESTMENT. SilverSun’s stockholders are able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. SilverSun’s stockholders are also able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents from SilverSun’s website at https://www.silversuntech.com or by written request to SilverSun at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936.

Participants in Solicitation

JPE and SilverSun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SilverSun’s stockholders with respect to the Equity Investment and the other transactions contemplated by the Investment Agreement. The interests of SilverSun and its directors and executive officers with regard to the Equity Investment may differ from the interests of SilverSun’s stockholders generally, and stockholders may obtain additional information by reading the Definitive Proxy Statement and other relevant documents regarding the Equity Investment and the other transactions contemplated by the Investment Agreement, when filed with the SEC. Information regarding the names of SilverSun’s directors and executive officers and their respective interests in SilverSun by security holdings or otherwise is set forth in SilverSun’s proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on November 27, 2023, in the sections captioned “Executive Compensation” and “Director Compensation”, and in the Definitive Proxy Statement, filed with the SEC on April 30, 2024, in the section captioned “Security Ownership of Certain Beneficial Owners and Executive Officers and Directors of the Company.”

Media contact

Joe Checkler

joe.checkler@jpe.com

+1-732-674-4871